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                                                                   EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

  We consent to the incorporation by reference in the Registration Statements (Form S-4, No. 333-65173; Form S-3, No. 333-6-64241; Form S-3, No. 33-34567;
Form S-3, No. 33-48689; Form S-3, No. 33-58488; Form S-3, No. 33-64564; Form
S-3, No. 333-65649; Form S-8, No. 33-44255; Form S-8, No. 33-38761; Form S-8,
No. 33-31802; Form S-8, No. 2-97322; Form S-8, No. 2-71704; Form S-8, No. 33-
59316; Form S-8, No. 33-59318; Form S-8, No. 33-59322; Form S-8, No. 33-59324;
Form S-8, No. 33-59326; Form S-8, No. 33-59328; Form S-8, No. 33-53695; Form
S-8, No. 33-57911; Form S-8, No. 33-59349; Form S-8, No. 33-65149; Form S-8,
No. 33-25449; Form S-8, No. 333-42077; Form S-8, No. 333-46487; and Form S-8,
No. 333-46491) of Sprint Corporation and in the related Prospectuses of our reports for Sprint Corporation and the FON Group dated February 3, 1998 (except Note 1, as to which the date is May 26, 1998) and our report for the PCS Group dated May 26, 1998, included in this Current Report (Form 8-K).

  We also consent to the references to our firm under the captions "Sprint Corporation Selected Financial Data," "Historical PCS Group Selected Financial Data," and "FON Group Selected Financial Data," included in this Current Report (Form 8-K) which is incorporated by reference in the above Registration Statements and in the related Prospectuses of Sprint Corporation.

                                          Ernst & Young LLP

Kansas City, Missouri
November 2, 1998